ATHERSYS REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

Corporate Restructuring Underway and MASTERS-2 Clinical Trial Prioritized
Conference call begins at 4:30 p.m. Eastern time today

CLEVELAND, Ohio, August 11, 2022 — Athersys, Inc. (NASDAQ: ATHX) announced today its financial results for the three and six months ended June 30, 2022 and provided a business update.
Second quarter 2022 Corporate and Operational Highlights:
Corporate Restructuring
•Implemented a restructuring of our organization with the intention of significantly reducing expenses, conserving cash, improving focus of the Company’s activities and becoming more attractive to potential financial and strategic partners.
◦Reduction in workforce of up to 70% including changes to leadership team
◦Reduced size of Board of Directors from ten to five members while maintaining critical skills and enhancing efficiency
◦Suspended expensive manufacturing and process development initiatives
◦Initiated a process to sublet the Stow, Ohio facility
◦Reduced internal research function to focus resources on MASTERS-2
•Made key executive appointments to pursue Athersys’ new business strategy
◦Engaged Ankura Consulting Group LLC and named financial expert Kasey Rosado interim Chief Financial Officer
◦Operations and supply-chain leader Maia Hansen named Chief Operating Officer
•Exploring financing options to enable us to obtain funds to continue operations and execute reprioritized business strategy
Business Development Strategy
•Participated in multiple investor conferences to build awareness, including:
◦Maxim Group 2022 Virtual Growth Conference
◦Locust Walk Stem Cell Conference
◦Needham Healthcare Conference
◦Bank of America Securities 2022 Global Healthcare Conference
◦H.C. Wainwright Global Healthcare Conference
•Pursuing a business development strategy focused on securing regional and/or global MultiStem partners, non-dilutive funding and complementary capabilities across clinical, regulatory, commercial and manufacturing functions
◦Announced an August 29th webinar to provide a comprehensive review of preclinical research across multiple indications with MultiStem hosted by Dr. Willie Mays, Executive Vice President and Head of Regenerative Medicine & Neuroscience Programs, and Dr. Sarah Busch, Vice President, Regenerative Medicine & Head of Nonclinical Development; previously published preclinical data demonstrate that MultiStem holds potential in Alzheimer’s disease, multiple sclerosis, epilepsy, Parkinson’s disease, spinal cord injury, hypoxia and ischemia
◦Announced preclinical research by the Armed Forces Radiobiology Research Institute, a Department of Defense research laboratory under the leadership of the Uniformed Services University of the Health Sciences, showing the benefit of MultiStem in an animal model of acute radiation syndrome

Second Quarter MultiStem Clinical Trial Updates
MASTERS-2 (Phase 3 global study in ischemic stroke)
•Reprioritized MASTERS-2 as development focus following restructuring
•Increased enrollment rate, doubling the average number of patients enrolled per month in 2022 from prior years; enrolled more subjects in the second quarter of 2022 than during any other quarter
•Expanded the network of active trial sites by adding 10 new locations, including key stroke centers in Germany, the UK, Taiwan and Australia
•Analyzed TREASURE results for potential read through to MASTERS-2 trial design
TREASURE (Phase 2/3 Japan study in ischemic stroke)
•Trial did not reach statistical significance for its primary endpoint of Excellent Outcomes at 90-days, yet the long-term impact on the quality of life among treated patients was supported by topline results reported by Healios. The full data set demonstrated consistent improvement in essentially all measured functional outcomes over time through one year
•Full results will be presented in a plenary session at the 14th World Stroke Congress in October
MATRICS-1 (Phase 2 study in trauma)
•Collaborating with The University of Texas Health Science Center at Houston, one of the busiest Level 1 trauma centers in the U.S.
•Funding provided by Medical Technology Enterprise Consortium and Memorial Hermann Foundation
•Completed enrollment of the first patient cohort
•Initiated dosing with product derived from Athersys’ large-scale bioreactors, providing greater scalability and efficiency
MACOVIA (Phase 2/3 study in acute respiratory distress syndrome)
•Fast-track designation by the FDA
•Now have data evaluating two different dosing levels of MultiStem produced by a cell factory process. Analysis of this data will help inform the design of the next phase of the trial
•In order to focus resources on MASTERS-2, MACOVIA has been suspended until we receive additional financing or establish a partnership to move forward with the next phase of the study.

Management Commentary

“My first six months at Athersys have certainly been both challenging and productive,” stated Dan Camardo, Chief Executive Officer of Athersys. “While the topline data from the TREASURE study evaluating MultiStem for the treatment of ischemic stroke conducted by our partner Healios in Japan did not reach statistical significance for its primary Endpoint of Excellent Outcome at 90-days, there were important and encouraging takeaways from this trial. We are particularly pleased that the study demonstrated improvement in other pre-specified measures of functional outcomes over time, supporting the long-term impact of MultiStem in ischemic stroke patients. The TREASURE trial results were positively endorsed by stroke key opinion leaders offering further encouragement as we proceed with our own MASTERS-2 study.” Camardo continued, “We also implemented a restructuring of our organization with the intention of significantly reducing expenses, conserving cash, improving focus of the Company’s activities and creating a positive impact on enrollment progress in our MASTERS-2 study. We are confident that the actions taken over the last two months will better position Athersys in bringing MultiStem to market and becoming a global leader in regenerative medicine.”

Second Quarter Results
Revenues for the three months ended June 30, 2022 were $2.3 million compared to no revenues for the three months ended June 30, 2021. The revenues in the second quarter of 2022 are associated with services provided to Healios under the Framework Agreement. Our collaboration revenues will fluctuate from period-to-period based on the services provided under our arrangement with Healios.
Research and development expenses increased to $20.8 million for the three months ended June 30, 2022 from $17.7 million for the comparable period in 2021. The $3.1 million increase is associated with an impairment charge of $4.9 million related to assets that are no longer necessary to support future research and development and restructuring costs of $1.5 million. These increases were partially offset by decreases in clinical trial and manufacturing costs of $2.0 million, internal research supplies of $0.7 million, consulting fees of $0.4 million and decreases in other research development costs of $0.2 million. Our clinical development, clinical manufacturing and manufacturing process development expenses vary over time based on the timing and stage of clinical trials underway, manufacturing campaigns for clinical trials and manufacturing process development projects. These variations in activity level may also impact our accounts payable, accrued expenses, prepaid expenses and deposits balances from period to period. Other than external expenses for our clinical and preclinical programs, we generally do not track our research expenses by project; rather, we track such expenses by the type of cost incurred. We expect our research and development expenses to decrease in connection with our restructuring plan.
 General and administrative expenses were $5.2 million for the three months ended June 30, 2022, which was higher than the $4.2 million for the comparable period in 2021. The increase is primarily related to restructuring costs of $1.2 million. We expect our general and administrative expenses to decrease in connection with our restructuring plan.
Net loss for the second quarter of 2022 was $23.6 million compared to a net loss of $22.6 million in the second quarter of 2021. The difference primarily results from the above variances.
During the six months ended June 30, 2022, net cash used in operating activities was $36.6 million compared to $37.2 million in the six months ended months June 30, 2021. At June 30, 2022, we had $13.4 million in cash and cash equivalents, compared to $37.4 million at December 31, 2021.
Conference Call

Athersys will host a conference call today at 4:30 p.m. Eastern time to discuss these results and answer questions. Stockholders are encouraged to listen using this Webcast link. To participate via phone if you intend to ask a question, please pre-register for the conference call using this Call registration link. Registered stockholders will receive the toll-free number, a direct entry passcode and a registrant ID.

A replay of the event will be available on the webcast link at www.athersys.com under the investors' section approximately two hours after the call has ended. Stockholders may also call in for on-demand listening approximately three hours after the completion of the call until 11:59 p.m. Eastern time on August 18, 2022, by dialing (888) 330-2506 or (240) 789-2712 and entering the conference code 70781.

About Athersys
Athersys is a biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing its MultiStem® cell therapy product, a patented, adult-derived “off-the-shelf” stem cell product, initially for disease indications in the neurological, inflammatory and immune, and other critical care indications and has two ongoing clinical trials evaluating this potential regenerative medicine product. Athersys has forged strategic partnerships and a broad network of collaborations to further advance MultiStem cell therapy. Investors and others should note that we may post information about the Company on our website at www.athersys.com and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms. It is possible that the postings could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in the Company to review the information we post on our website at www.athersys.com and on our social media accounts. Follow Athersys on Twitter at www.twitter.com/athersys. Information that we may post about the Company on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. You should not place undue reliance on forward-looking statements contained on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations.

In addition, a number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face are the risk that we will be unable to raise capital to fund our operations in the near term and long term, including our ability to obtain funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources, on terms acceptable to us or at all, and to continue as a going concern and our ability to successfully resolve the payment issues with our primary contract manufacturer and gain access to our clinical product. The following risks and uncertainties may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements: our collaborators’ ability and willingness to continue to fulfill their obligations under the terms of our collaboration agreements and generate sales related to our technologies; the possibility of unfavorable results from ongoing and additional clinical trials involving MultiStem; the risk that positive results in a clinical trial may not be replicated in subsequent or confirmatory trials or success in an early stage clinical trial may not be predictive of results in later stage or large scale clinical trials; our ability to regain compliance with the requirement to maintain a minimum closing bid price of $1.00 per share as set forth in Nasdaq Listing Rule 5550(a)(2); the timing and nature of results from MultiStem clinical trials, including the MASTERS-2 Phase 3 clinical trial evaluating the administration of MultiStem for the treatment of ischemic stroke; our ability to meet milestones and earn royalties under our collaboration agreements, including the success of our collaboration with Healios; the success of our MACOVIA clinical trial evaluating the administration of MultiStem for the treatment of ARDS induced by COVID-19 and other pathogens, and the MATRICS-1 clinical trial being conducted with The University of Texas Health Science Center at Houston evaluating the treatment of patients with serious traumatic injuries; the availability of product sufficient to meet our clinical needs and potential commercial demand following any approval; the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete clinical trials of our product candidates; the possibility of delays, work stoppages or interruptions in manufacturing by third parties or us, such as due to material supply constraints, contamination, operational restrictions due to COVID-19 or other public health emergencies, labor constraints, regulatory issues or other factors that could negatively impact our trials and the trials of our collaborators; uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem cell therapy for neurological, inflammatory and immune, cardiovascular and other critical care indications; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect and defend our intellectual property and related business operations, including the successful prosecution of our patent applications and enforcement of our patent rights, and operate our business in an environment of rapid technology and intellectual property development; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; the success of our efforts to enter into new strategic partnerships and advance our programs; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; the success of our competitors and the emergence of new competitors; and the risks mentioned elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1A, “Risk Factors” and our other filings with the SEC. You should not place undue reliance on forward-looking statements contained on our website and/or on our accounts on Twitter, Facebook, LinkedIn or other social media platforms, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:

Athersys
Ellen Gurley
Manager of Corporate Communications and Investor Relations
ir@athersys.com

LHA Investor Relations
Tirth T. Patel
212-201-6614
tpatel@lhai.com

(Tables Follow)

Athersys, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2022	December 31, 2021
	(Unaudited)	(Note)
Assets
Cash and cash equivalents	$13,378	$37,407
Accounts receivable from Healios, billed and unbilled	3,594	4,414
Prepaid expenses, deposits and other	5,916	5,711
Operating right-of-use assets, net	8,448	8,960
Property and equipment, net	3,868	3,692
Total assets	$35,204	$60,184
Liabilities and stockholders’ equity
Accounts payable, accrued expenses and other current liabilities	$31,123	$24,391
Deferred revenue - Healios	—	3,340
Operating lease liabilities	9,263	9,766
Accounts payable to Healios	1,119	1,119
Advance from Healios	5,199	5,199
Other long-term liabilities	238	—
Total stockholders' equity	(11,738)	16,369
Total liabilities and stockholders' equity	$35,204	$60,184

Note: The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

Athersys, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,
	2022	2021
Revenues
Contract revenue from Healios	$2,316	$—
Total revenues	2,316	—
Costs and expenses
Research and development	20,794	17,691
General and administrative	5,162	4,158
Depreciation	618	723
Total costs and expenses	26,574	22,572
Loss from operations	(24,258)	(22,572)
Other income (loss), net	610	(27)
Net loss and comprehensive loss	$(23,648)	$(22,599)
Net loss per share, basic and diluted	$(0.09)	$(0.10)
Weighted average shares outstanding, basic and diluted	259,570	222,436